UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 28, 2008

SCBT FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

South Carolina	001-12669	57-0799315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Gervais Street Columbia, South Carolina		29201
(Address of principal executive offices)		(Zip Code)

(800) 277-2175

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 28, 2008, SCBT Financial Corporation (the “Company”) issued a press release announcing the sale of 1,010,000 shares (the “Shares”) of its common stock at $28.00 per share in a private placement (the “offering”) to certain accredited investors (the “Investors”).    The Company paid the placement agents for the offering, Sandler O’Neill & Partners, L.P. and SunTrust Robinson Humphrey, Inc., total commissions of approximately $1.2 million.  The Company expects to use the net proceeds of the offering, which it estimates to be approximately $26.8 million, for general corporate purposes, which may include increasing its banks’ capital to support growth.

In connection with the offering, the Company entered into a subscription agreement with each Investor (“Subscription Agreements”) and a registration rights agreement (the “Registration Rights Agreements”) with each Investor.  Pursuant to the Registration Rights Agreements, the Company agreed to, among other things, use its reasonable best efforts to (i) prepare and file with the Securities and Exchange Commission (the “SEC”), on or before November 7, 2008, a registration statement registering the Shares for resale and (ii) cause such registration statement to be declared effective by the SEC as soon as practicable after filing and not later than February 5, 2009.

The offering was made in reliance on the exemption from registration provided in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder.  Each of the Investors represented to the Company that it is an accredited investor, as defined by Rule 501 promulgated under the Securities Act.  The Shares may not be offered or sold in the United States absent registration or exemption from registration under the Securities Act and any applicable state securities laws.

The foregoing description does not purport to be a complete description of the terms of the Subscription Agreements or the Registration Rights Agreements.  Such description is qualified in its entirety by the full text of the form of Subscription Agreement and the form of Registration Rights Agreement, which are attached to this Current Report of Form 8-K as Exhibits 99.1 and 10.1, respectively, and are incorporated by reference herein.

A copy of the Company’s press release announcing the above transaction is attached hereto as Exhibit 99.2 and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 is incorporated into this Item by reference.

Item 7.01 Regulation FD Disclosure

Attached as Exhibit 99.3 and incorporated herein by reference is a September 2008 investor presentation that was provided to potential investors in the offering.  The Company has disclosed to investors in the offering that at September 30, 2008, the Company had 85 securities available for sale in an unrealized loss position, which totaled $6.5 million.  The majority of the unrealized loss position resulted from eight pooled trust preferred securities.  These securities had a $4.9 million unrealized loss position as of September 30, 2008, and was affected by the significant market turmoil that occurred during the third quarter and that remains in the global financial markets. This report is not intended to indicate a conclusion by the Company as to the materiality of any information contained in or incorporated into this Item 7.01.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Registration Rights Agreement

99.1	Form of Subscription Agreement

99.2	Press Release dated October 28, 2008

99.3	September 2008 Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCBT FINANCIAL CORPORATION
(Registrant)

Date:	October 28, 2008	/s/ John C. Pollok
John C. Pollok
Senior Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Form of Registration Rights Agreement

99.1	Form of Subscription Agreement

99.2	Press Release dated October 28, 2008

99.3	September 2008 Investor Presentation